Exhibit 99.1

USCF Funds Trust
United States 3x Oil Fund
Monthly Account Statement
For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(98,010)
Unrealized Gain (Loss) on Market Value of Futures	706,320
Dividend Income	738
Interest Income	2,045
Total Income (Loss)	$611,093

Expenses
Sponsor Management Fees	$3,002
Brokerage Commissions	1,276
Total Expenses	$4,278
Net Income (Loss)	$606,815

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$2,396,267
Net Income (Loss)	606,815

Net Asset Value End of Month	$3,003,082
Net Asset Value Per Share (100,040 Shares)	$30.02

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(128,104)
Unrealized Gain (Loss) on Market Value of Futures	(427,736)
Dividend Income	620
Interest Income	1,585
Total Income (Loss)	$(553,635)

Expenses
Sponsor Management Fees	$2,857
Brokerage Commissions	1,210
Total Expenses	$4,067
Net Income (Loss)	$(557,702)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$2,407,661
Net Income (Loss)	(557,702)

Net Asset Value End of Month	$1,849,959
Net Asset Value Per Share (100,040 Shares)	$18.49

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612

USCF Funds Trust
Monthly Account Statement
For the Month Ended September 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(226,114)
Unrealized Gain (Loss) on Market Value of Futures	278,584
Dividend Income	1,358
Interest Income	3,630
Total Income (Loss)	$57,458

Expenses
Sponsor Management Fees	$5,859
Brokerage Commissions	2,486
Total Expenses	$8,345
Net Income (Loss)	$49,113

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/17	$4,803,928
Net Income (Loss)	49,113

Net Asset Value End of Month	$4,853,041

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612